UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 4, 2010

Date of Report (Date of Earliest Event Reported)

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cedar Point Drive Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

(419) 626-0830

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into Material Definitive Agreement.

On May 4, 2010, Cedar Fair, L.P. (the “Company” or “Cedar Fair”) and Cedar Fair Management, Inc., the general partner of the Company (the “General Partner”) entered into a letter agreement (the “Letter Agreement”) with Q Funding III, L.P. (“QIII”) and Q4 Funding, L.P. (together with QIII, the “Investor”) with respect to the composition of the board of directors of the General Partner (the “Board”) and related matters. The Investor beneficially owns 18.1% of the outstanding units of the Company.

Set forth below is a summary of the terms of the Letter Agreement:

•

Immediately after the Company’s 2010 Annual Meeting of Unitholders, the General Partner will increase the size of the Board from seven to nine directors on the terms set forth herein, with the two new directors to be Class I directors.

•

The Investor has engaged the executive search firm Spencer Stuart to identify potential Board candidates, and the Investor and the Board have mutually agreed on the appropriate background, experience, credentials and other qualifications to be used by Spencer Stuart to identify qualified board candidates.

•

Spencer Stuart will present director candidates to the Investor and the Board, who will mutually select two board appointees. If the Investor and the Board are unable to agree prior to the Company’s 2010 Annual Meeting, then the Investor and the Board shall each select one candidate for appointment in their sole discretion.

•

No later than the Company’s 2011 Annual Meeting of Unitholders (which shall not be held later than June 30, 2011), the General Partner will (i) reapportion the directors (other than the two new directors) among the three classes so as to maintain the number of directors in each class as nearly equal as possible and (ii) decrease the size of the Board from nine to seven directors.

•

With respect to the matters to be voted on at the Company’s 2010 Annual Meeting of Unitholders (which shall not be held later than June 15, 2010) as set forth in the Company’s Definitive Proxy Statement, dated April 30, 2010, the Investor will vote all of its units as recommended by the Board.

•	The Investor will voluntarily dismiss, without prejudice, the action it filed on April 29, 2010 in the Court of Chancery of the State of Delaware against the Company and the General Partner.

The foregoing description of the Letter Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.   Other Events

A press release announcing the entry into the Letter Agreement is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Additional Information

This filing may be deemed to be solicitation material in respect of the Company’s Annual Meeting of Unitholders scheduled for June 7, 2010. In connection with its 2010 Annual Meeting of Unitholders, on April 30, 2010 the Company filed a definitive proxy statement and a form of proxy with the SEC and the definitive proxy statement and a form of proxy were mailed to the Company’s unitholders of record as of April 23, 2010. In addition, the Company will file with, or furnish, to the SEC all additional relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. Investors and security holders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s unitholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Cedar Fair, L.P., One Cedar Point Dr., Sandusky, OH 44870, telephone: (419) 627-2233, or from the Company’s website, www.cedarfair.com or by contacting Morrow & Co., Inc., by toll-free telephone at (800) 662-5200 or (800) 607-0088.

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the matters to be considered at the 2010 Annual Meeting of Unitholders. Additional information regarding the interests of such potential participants is included in the definitive proxy statement.

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Letter Agreement by and between Cedar Fair, L.P., Cedar Fair Management Inc., Q Funding III, L.P. and Q4 Funding, L.P., dated May 4, 2010.

99.1	Press release of Cedar Fair, L.P., dated May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Cedar Fair, L.P.

by Cedar Fair Management, Inc. its General Partner

By:	/s/ Peter J. Crage
Name:	Peter J. Crage
Title:	VP Finance and Chief Financial Officer

Date: May 5, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement by and between Cedar Fair, L.P., Cedar Fair Management Inc., Q Funding III, L.P. and Q4 Funding, L.P., dated May 4, 2010.

99.1	Press release of Cedar Fair, L.P., dated May 5, 2010.

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